UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement
On May 8, 2018, Hartman Short Term Income Properties XX, Inc., (the “Company”) and Hartman XX Limited Partnership, executed a revised merger agreement (the “HI-REIT Merger Agreement”) with Hartman Income REIT, Inc. (“HI-REIT”) and Hartman Income REIT Operating Partnership L.P. In the revision, the conversion ratio of the exchange of HI-REIT Subordinated Stock for the Company’s Common Stock was changed such that each share of HI-REIT Subordinated Stock will be exchanged for 0.863235 of the Company’s Common Stock upon the closing of the merger of HI-REIT into and with the Company. Previously, the conversion ratio was 0.752222 of the Company’s Common Stock for one share of HI-REIT Subordinated Stock. The revision was necessary to account for certain different distribution requirements attributable to the HI-REIT Subordinated Stock and the termination of the Membership Exchange Agreement in which Mr. Allen Hartman’s interest in Hartman Advisors, LLC was exchanged for HI-REIT Subordinated Stock. The revision is neutral from a financial standpoint to the shareholders and other parties to the transactions. All other terms and conditions of the merger agreement remain the same.
The revised HI-REIT Merger Agreement is filed as Exhibit 2.1 to this current report on Form 8-K and which is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
Suspension of Share Redemption Program
The Board of Directors of Hartman Short Term Income Properties XX, Inc. (the “Company”) has adopted a share redemption program (the "Share Redemption Program") which permits stockholders to sell their shares back to the Company, subject to certain significant conditions and limitations. The Board of Directors may, without stockholder approval, suspend or terminate the Share Redemption Program at any time if it determines that such suspension or termination is in the best interest of the Company. The Company's Board of Directors, including all of the Company's independent directors, voted to suspend the Share Redemption Program, effective as of May 31, 2018, pending the mergers of the Company with Hartman Income REIT, Inc. and Hartman Short Term Income Properties XIX, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1
Agreement and Plan of Merger among Hartman Short Term Income Properties XX, Inc., Hartman XX Limited Partnership, Hartman Income REIT, Inc. and Hartman Income REIT Operating Partnership, L.P. dated July 21, 2017 and revised May 8, 2018

__________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: May 10, 2018	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger among Hartman Short Term Income Properties XX, Inc., Hartman XX Limited Partnership, Hartman Income REIT, Inc. and Hartman Income REIT Operating Partnership, L.P. dated July 18, 2017 and revised may 8, 2018